Exhibit 4.2

QUESTAR CORPORATION
OFFICER’S CERTIFICATE
PURSUANT TO SECTIONS 2.01 AND 2.04 OF THE INDENTURE

December 14, 2010

The undersigned officer of Questar Corporation, a Utah corporation (the “Company”), hereby certifies on behalf of the Company pursuant to Sections 2.01 and 2.04 of the Indenture, dated as of December 14, 2010 (the “Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as follows:

1.             There is hereby established, pursuant to the resolutions of the Board of Directors of the Company adopted on August 10, 2010, together with the resolutions of the Pricing Committee of the Board of Directors of the Company adopted on December 7, 2010 (the “Resolutions”), a series of Securities to be issued under the Indenture, which have the following terms:

a.             The title of the series of Securities shall be 2.75% Senior Notes due 2016 (the “Notes”).

b.             The aggregate principal amount of the Notes to be initially issued, authenticated and delivered under the Indenture shall be $250,000,000.

c.             The Notes shall be issued in permanent global form as Global Securities with The Depository Trust Company (“DTC”) as initial Depositary and with the Trustee as the Security Custodian. The Notes represented by the global Notes will be exchangeable for Notes in the definitive form, known as certificated Notes, only if, either (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depository for the global Notes or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in either case, a successor Depositary for the global Notes is not appointed by the Company within 90 days of that notice, (ii) an Event of Default has occurred and is continuing, or (iii) the Company, in its sole discretion, determines not to have the Notes represented by a Global Security.

d.             The aggregate principal amount of the Notes shall mature and be payable on February 1, 2016.

e.             The Notes shall bear interest from December 14, 2010 at the rate of 2.75% per annum, payable semi-annually in arrears on February 1 and August 1 of each year, to Holders of record at the close of business on the preceding January 15 or July 15, respectively, commencing August 1, 2011.

f.              Payment of principal of, premium (if any) and interest on the Notes will be made at the office of the Trustee in Minneapolis, Minnesota, which on the date hereof is located at 625 Marquette Avenue, Minneapolis, Minnesota 55402,

and any Paying Agent, or, at the option of the Company, may be made by wire transfer for Notes held as Global Securities or by check mailed to a Holder entitled to the payment at the address as it appears in the register of the Notes.

g.             The Notes shall be redeemable at the option of the Company, at any time in whole or from time to time in part, in principal amounts of $2,000 or any integral multiple of $1,000 in excess thereof, upon not less than 30 nor more than 60 days’ notice by first-class mail at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the form of Note attached hereto as Exhibit A) plus 20 basis points, plus, in each case, accrued and unpaid interest on the principal amount of the Notes being redeemed to the date of redemption (provided that interest payments due on or prior to the Redemption Date will be paid to the Holders of such Notes on the relevant record date).

h.             The Company has no sinking fund, mandatory redemption or purchase or repayment obligations at the option of a Holder applicable to the Notes.

i.              The Notes are issuable only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

j.              There are no deletions from, modifications of or additions to the Events of Default set forth in Section 6.01 of the Indenture or covenants of the Company set forth in Article IV of the Indenture pertaining to the Notes.

k.             If an Event of Default with respect to the Notes shall occur and be continuing, the entire principal amount of the Notes may be declared due and payable on declaration of acceleration of the Maturity in the manner and subject to the conditions provided in the Indenture.

l.              The form of Note is attached hereto as Exhibit A and the Notes shall have such other terms and provisions as are set forth in the form of Note, all of which terms and provisions are incorporated by reference in and made a part of this Certificate and the Indenture as if set forth in full herein and therein.

m.            The Trustee is the only trustee for the Notes; the Trustee shall also serve as the Security Registrar, Paying Agent and Authenticating Agent for the Notes unless it is necessary to also maintain such agents in New York City.

n.             Section 4.03(b) of the Indenture does not apply to the Notes.

2.             The undersigned has read the Indenture, including Section 2.01 of the Indenture regarding the establishment of a series of Securities as set forth in an Officer’s Certificate and the applicable provisions of the Indenture and the definitions therein relating thereto with respect to the matters covered by this Certificate.  In the opinion of the undersigned, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not all conditions precedent to the establishment of a series of Securities and the authentication and delivery of the Notes by the Trustee under the Indenture have been complied with and as to whether, to the best knowledge of the undersigned, no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Notes has occurred and is continuing.  In the opinion of the undersigned, all such conditions precedent have been complied with and, to the best of the undersigned’s knowledge, no such event has occurred and is continuing.

Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of the date first written above.

QUESTAR CORPORATION

By:	/s/ Martin H. Craven

	Name:	Martin H. Craven
	Title:	Vice President and
Chief Financial Officer

[Signature Page to Indenture Officer’s Certificate]

Exhibit A

FORM OF NOTE

THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED.  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

QUESTAR CORPORATION

2.75% SENIOR NOTE DUE 2016

No. A	$250,000,000
CUSIP No. 748356 AA0
ISIN No. US748356AA0Z

QUESTAR CORPORATION, a corporation duly organized and existing under the laws of Utah (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred Fifty Million Dollars ($250,000,000) on February 1, 2016 and to pay interest thereon from December 14, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 1 and August 1 of each year, commencing August 1, 2011, at the rate of 2.75% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 2.75% per annum on any overdue principal and premium and on any overdue installment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for such interest, which shall be the January 15 or July 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Security (or one or more predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 15 days prior to such special record date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Payment of principal of, premium (if any) and interest on this Security will be made at the office of the Trustee in Minneapolis, Minnesota maintained for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts and any Paying Agent, or, at the option of the Company, may be made by wire transfer for Securities held as Global Securities or by check mailed to a Holder entitled to the payment at the address as it appears in the register of the Securities.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be signed manually or by facsimile by its duly authorized officers.

Dated: December 14, 2010

QUESTAR CORPORATION

By:
			Name:	Ronald W. Jibson
			Title:	President and Chief Executive Officer

By:
			Name:	Martin H. Craven
			Title:	Vice President and Chief Financial Officer

Attest:

By:
	Name:	Thomas C. Jepperson
	Title:	Executive Vice President, General
Counsel and Corporate Secretary

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

WELLS FARGO BANK, National Association,
as Trustee

By:
Authorized Signatory

(REVERSE OF SECURITY)

This Security is one of a duly authorized issue of debt securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of December 14, 2010 (herein called the “Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $250,000,000.

The Securities are subject to redemption at the option of the Company, at any time in whole or from time to time in part, in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof, upon not less than 30 nor more than 60 days’ notice by first-class mail, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the Securities to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Securities to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 20 basis points, plus, in each case, accrued and unpaid interest on the principal amount of the Securities being redeemed to the Redemption Date; provided that interest payments due on or prior to the Redemption Date will be paid to the Holders of such Securities on the relevant record date.

As used herein the following terms will have the definitions given below:

“Treasury Rate” means, with respect to any Redemption Date, the rate per year equal to the semi-annual equivalent yield to maturity or interpolated (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated (on a day count basis) maturity comparable to the remaining term of the Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the Securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means at least four primary U.S. Government securities dealers in The City of New York as the Company shall select.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day in The City of New York preceding such Redemption Date.

In the event of redemption of this Security in part only, a new Security or Securities of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

There is no sinking fund mandatory redemption or purchase or repayment obligation at the option of a Holder applicable to the Securities.

If an Event of Default with respect to Securities shall occur and be continuing, the entire principal amount of the Securities may be declared due and payable on declaration of acceleration of the Maturity in the manner and subject to the conditions provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium (if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the security register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of, premium (if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in fully registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.  As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

Capitalized terms used and not otherwise defined in this Security shall have the meanings assigned to them in the Indenture.